FORM OF

AMENDMENT NO. 2, DATED SEPTEMBER ____, 2006,

TO SCHEDULE I OF FOREIGN CUSTODY MANAGER AGREEMENT BETWEEN OLD MUTUAL ADVISOR FUNDS AND THE BANK OF NEW YORK

DATED DECEMBER 28, 2005

Series of the Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic Global Defensive Equity Fund

Old Mutual Analytic VA Global Defensive Equity Portfolio

OLD MUTUAL ADVISOR FUNDS	THE BANK OF NEW YORK

By:	By:
Name:	Name:
Title:	Title: